U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                 March 26, 2003
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                1-9792                              63-0949734
        -----------------------               --------------------
         (Commission File No.)         (IRS Employer Identification No.)



       32 Wilson Boulevard 100
         Addison, Alabama                             35540
      ------------------------------              -----------
   (Address of principal executive offices)        (Zip Code)




                                (256) 747-9800
                              ------------------
                          (Registrant's telephone
                         number, including area code)



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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
            ------------------------------------------------------------------


       (c) EXHIBITS.

       Exhibit 99.1      Press Release dated March 26, 2003.


Item 9.     Regulation FD Disclosure.
            ------------------------

                  On March 26, 2003, Cavalier Homes, Inc. (the "Company") issued a press release announcing that it has received a commitment for a new $35 million credit facility from its primary lender, and reporting that the Company has been advised by the New York Stock Exchange that it has fallen below certain of the NYSE's continued listing standards and reporting 2003 first quarter expectations. A copy of the Company's press release is attached to this Form 8-K as Exhibit 99.1.

Limitation on Incorporation by Reference

                  In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   CAVALIER HOMES, INC.
                                                         (Registrant)


Date: March 28, 2003                         By   /s/ Michael R. Murphy
                                             ----------------------------
                                                      Michael R. Murphy
                                                  Its Chief Financial Officer

                                  Exhibit Index

Exhibit                                     Description


99.1                                Text of Press Release dated March 26, 2003.

                                                                 EXHIBIT 99.1


From:             CAVALIER HOMES, INC.
Approved by:      David Roberson
Subject:          New Credit Facility
Contact:          Mike Murphy (256) 747-9800


                  CAVALIER HOMES ANNOUNCES NEW CREDIT FACILITY


Addison, Ala. (March 26, 2003) - Cavalier Homes, Inc. (NYSE: CAV) today announced it has received a commitment from its primary lender for a $35 million credit facility. This replaces the existing $35 million facility with which the Company was not in compliance with certain covenants at December 31, 2002.

The new facility consists of a long-term (14-year), $10 million real estate loan and a $25 million revolving line of credit. The maximum available under the revolver will depend on the amount of eligible accounts receivable and inventories and the amount of tangible net worth. New covenants were established, with which Cavalier is in compliance. The maturity date of the revolver is April 2005. Mike Murphy, Chief Financial Officer, said he expected the final documents to be executed in the near future.

Separately, Cavalier reported that it has been advised by the New York Stock Exchange (NYSE) that it has fallen below the NYSE continued listing standard requiring total market capitalization of not less than $50 million over a 30-day trading period and total stockholders' equity of not less than $50 million. Fourth quarter 2002 charges of $5.3 million for impairment of assets and employee severance costs, related to the closing of six home manufacturing facilities, and the establishment of a valuation allowance of $15.9 million for the Company's net deferred tax assets, coupled with the first quarter 2002 charge of $14.2 million for the cumulative effect of a change in accounting principle in connection with the implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," were primary factors behind the decline in Cavalier's stockholders' equity to $45.5 million as of the end of 2002.

As required by the NYSE, Cavalier will be submitting a plan to the NYSE demonstrating how it plans to comply with its listing standards over a period of 18 months. If the NYSE accepts the plan, Cavalier will be subject to quarterly monitoring for compliance with plan goals and targets. If the NYSE does not accept the plan, Cavalier will be subject to NYSE trading suspension and delisting. Should Cavalier's shares cease to be traded on the NYSE, the Company believes an alternate trading venue would be available.

Lastly, Cavalier announced that, because of the ongoing impact of adverse market conditions, including diminished industry credit capacity for dealers and homebuyers due to the recent exit of several finance sources, the Company expects revenue to decline approximately 40% in the first quarter of 2003 from the year-earlier period, to a range of $55 million to $60 million. Because of this decline, the Company currently expects to report a pre-tax loss of between $5 million and $6.5 million for the first quarter. Because the Company currently does not recognize a future tax benefit of net operating losses, the expected net loss for the first quarter will be the same as the pre-tax loss, or equivalent to a net loss of between $0.28 and $0.37 per diluted share.

In the first quarter of 2002, Cavalier reported revenue of $94.9 million and pre-tax loss of $2.1 million. The utilization of net operating loss carrybacks in the first quarter of last year, along with the cumulative effect of the change in accounting principle, resulted in a net loss for that period of $13.0 million or $0.74 per diluted share. Cavalier intends to report its first quarter 2003 results in approximately three weeks.

Cavalier expects a much-improved second quarter compared with the first quarter of 2003 as the majority of the first quarter loss is associated with the winding down of the facilities that Cavalier announced on December 31, 2002, that it would be closing.

Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2001, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended September 28, 2002, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                      -END-